EXHIBIT 21

               Subsidiaries of American HealthChoice, Inc.


                     Subsidiary                            Clinic
   1.  AHC Chiropractic Clinics, Inc., a         Bandera, Wurzbach, San Pedro
         Texas corporation                         & Katy Chiropractic
       AHC Physicians Corporation, Inc., a       San Pedro & Southcross
         Texas corporation                         medical
       AHC Physicians Corporation, Inc., a       Peachtree, Conyers &
         Georgia corporation                       McDonough medical
       Total Medical Diagnostics, Inc., a
         Delaware corporation                    Inactive
       Nationwide Sports and Injury, Inc., a
         Texas corporation                       Bandera Physical therapy
       United Chiropractic Clinics of Uptown,
         Inc., a Louisiana corporation           Uptown
       New Orleans East Chiropractic Clinics,
         Inc., a Louisiana corporation           New Orleans East
       AHC Clinic Management, L.L.C., a Texas
         limited liability company               Inactive
       AHI Management, Inc., a Texas
         corporation                             Corporate office
       Diagnostic Services, Inc., a Texas
         corporation                             Inactive
       Katy Sports Injury and Rehab,
         Incorporated, a Texas corporation       Inactive
       Pacific Chiropractic (San Pedro),
         Incorporated, d/b/a United Chiropractic
         Clinic, a Texas corporation             Inactive
       Apple Chiropractic Clinic of Wurzbach,
         Incorporated, a Texas corporation       Inactive
       Valley Family Health Center, L.L.C., a
         Texas limited liability company         Valley Family chiropractic